Exhibit 99.2

Q3 2014 Investor Call November 4, 2014 Speakers Bill Lucia, President and CEO Jeff Sherman, CFO

Safe Harbor Statement This presentation contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements give our expectations or forecasts of future events; they do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions and references to guidance. In particular, these include statements relating to future actions, business plans, objectives and prospects, and future operating or financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: variations in our results of operations; changes in the U.S. healthcare environment and steps we take in anticipation of such changes; regulatory, budgetary or political actions that affect procurement practices; our ability to retain clients or the loss of one or more major clients, including through our failure to reprocure a contract or the reduction in scope or early termination of one or more of our significant contracts; our ability to effectively manage our growth to execute on our business plans; the risk that guidance may not be achieved including but not limited to the risk that we may not achieve non-Medicare margin expansion; the risk that HMS will not receive a contract award for any current or future procurement or reprocurement or that either or both may be delayed; the risk of negative or reduced growth rate of spending on Medicaid/Medicare, simplification of the healthcare payment process or programmatic changes that diminish the scope of benefits; the risk that CMS may not support the RAC program, may change the RAC program and reduce future fees, and may require repayment of certain prior fees; our ability to retain clients or the loss of one or more major clients; client dissatisfaction or early termination of contracts triggering significant costs or liabilities; the development by competitors of new or superior products or services; the emergence of new competitors, or the development by our clients of in-house capacity to perform the services we offer; all the risks inherent in the development, introduction, and implementation of new products and services; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse; our ability to maintain effective information systems and protect them from damage or interruption; restrictions on our ability to bid on/perform certain work due to other work we currently perform; our ability to successfully integrate our acquisitions; our ability to continue to secure contracts through the competitive bidding process and to accurately predict the cost and time to complete such contracts; our compliance with the covenants and obligations under the terms of our credit facility and our ability to generate sufficient cash to cover our interest and principal payments thereunder; and negative results of government or client reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations. A further description of these and other risks, uncertainties, and related matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is available at www.hms.com under the “Investor Relations” tab. Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them. Any forward-looking statements are made as of the date of this presentation and we do not undertake an obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. HMSY Q3 2014 Investor Call / November 4, 2014

Q3 Investor Presentation Page Q3 Highlights 1 Q3 Financial Results Income Statement Market and Product Revenue 2-3 State Government Sales 4 Medicaid Enrollment Growth 5 Growing Commercial Product Penetration 6 HMSY Q3 2014 Investor Call / November 4, 2014

Q3 Highlights 1 Medicaid expansion continues to fuel commercial and state government revenue growth – 3.4 million lives added to customer eligibility data in Q3 State government market revenue increased 21% Y/Y Commercial market revenue increased 18% Y/Y Medicaid Coordination of Benefits revenue increased 29% Y/Y Total operating expenses declined by $6 million or 6% Y/Y On track to meet 2014 non-Medicare RAC growth targets 10-11% revenue growth 5-6% margin improvement HMSY Q3 2014 Investor Call / November 4, 2014

Consolidated Statements of Income 2 ($ in thousands, except per share amounts) 30-Sep-14 30-Sep-13 % Change 30-Jun-14 % Change $ 112,395 $ 94,725 19% $ 105,308 7% 1,401 33,029 (96%) 7,253 (81%) 113,796 127,754 (11%) 112,561 1% 80,515 86,782 (7%) 82,095 (2%) 19,341 19,689 (2%) 17,908 8% 99,856 106,471 (6%) 100,003 (0%) 13,940 21,283 (35%) 12,558 11% (1,950) (2,300) (15%) (1,927) 1% 11,990 18,983 (37%) 10,631 13% 5,040 7,475 (33%) 4,593 10% $ 6,950 $ 11,508 (40%) $ 6,038 15% $ 0.08 $ 0.13 (38%) $ 0.07 14% $ 0.14 $ 0.20 (30%) $ 0.14 0% 88,233 89,167 (1%) 88,092 0% Three months ended Net income Medicare RAC revenue Operating income Net interest income (expense) Income before income taxes Income taxes Total revenue Cost of services Selling, general & administrative Total operating expenses Net income per diluted share Diluted adjusted EPS Weighted average common shares, diluted Revenue without Medicare RAC HMSY Q3 2014 Investor Call / November 4, 2014

3 Market and Product Revenue

Total Revenue by Market	Revenue YOY QTR 3				Revenue Sequential Quarter			
			Δ				Δ	
	14Q3 Act	13Q3 Act	$	%	14Q3 Act	14Q2 Act	$	%
State/Medicaid	60,060	49,719	10,341	20.8%	60,060	55,091	4,969	9.0%
Federal (excl. MC RAC)	5,209	4,324	885	20.5%	5,209	4,002	1,207	30.2%
Commercial	44,553	37,815	6,739	17.8%	44,553	44,443	110	0.2%
Other	2,572	2,867	(295)	-10.3%	2,572	1,772	800	45.1%
Total Revenue w/o MC RAC	**112,394**	**94,724**	**17,669**	**18.7%**	**112,394**	**105,308**	**7,086**	**6.7%**
MC RAC Revenue	1,401	33,029	(31,628)	-95.8%	1,401	7,253	(5,852)	-80.7%
Total HMS Revenue	**113,795**	**127,754**	**(13,959)**	**-10.9%**	**113,795**	**112,561**	**1,234**	**1.1%**

Total Revenue by Product			Δ				Δ	
	14Q3 Act	13Q3 Act	$	%	14Q3 Act	14Q2 Act	$	%
COB	**86,550**	**66,958**	**19,592**	**29.3%**	**86,550**	**77,584**	**8,966**	**11.6%**
PI	**25,843**	**27,766**	**(1,923)**	**-6.9%**	**25,843**	**27,723**	**(1,880)**	**-6.8%**

- Total revenue, excluding Medicare RAC, grew 18.7% and is on track to meet full year target of 10-11%.
- Medicaid expansion continues to have a positive impact on the state government business, which grew 20.8% year-over-year.
- Commercial revenue was up 17.8% year-over-year due to new sales and increased product penetration with current customers.
- COB business grew 29.3% year-over-year and 11.6% compared to the prior quarter.
- The underperformance in Program Integrity is primarily due to closed deals that experienced implementation delays.

HMSY Q3 2014 Investor Call / November 4, 2014

Q3 State Government Sales 4 HMSY Q3 2014 Investor Call / November 4, 2014

New Medicaid Enrollment Through August 2014 5 7.9M of 8.7M new CMS-reported1 Medicaid lives are now in HMS client eligibility files 1CMS Medicaid & CHIP: August 2014 Monthly Applications, Eligibility Determinations and Enrollment Report, October 17, 2014. This analysis compares Medicaid enrollment of 8.7 million lives reported through 8/31/2014 to enrollment as of October 1, 2013, which was the beginning of Marketplace open enrollment and the CMS baseline for measuring expansion. HMSY Q3 2014 Investor Call / November 4, 2014

Growing Commercial Product Penetration 6 $1.50 - $6.50 Per Member Per Year HMS has sold additional products to current customers covering approximately 10.6 million lives year to date HMSY Q3 2014 Investor Call / November 4, 2014

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